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                                                                     EXHIBIT 5.1

                         [Opinion of Raymond D. Fortin]



                                 August 20, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:  Registration of $1,500,000,000 of Securities

Ladies and Gentlemen:

         I have acted as counsel for SunTrust Banks, Inc., a Georgia corporation ("SunTrust"), in connection with the registration pursuant to a registration statement on Form S-3 (the "Registration Statement") filed by SunTrust, SunTrust Capital VIII, a Delaware statutory trust ("Trust VIII"), SunTrust Capital IX, a Delaware statutory trust ("Trust IX"), SunTrust Capital X, a Delaware statutory trust ("Trust X"), SunTrust Capital XI, a Delaware statutory trust ("Trust XI"), and together with Trust VIII, IX and X, the "Trusts," and together with SunTrust, the "Registrants") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of $1,500,000,000 aggregate principal amount of

         (a) Senior Debt Securities of SunTrust (the "Senior Debt Securities"), to be issued pursuant to that certain Indenture (the "Senior Indenture"), dated as of May 1, 1993, between SunTrust and J.P. Morgan Trust Company, National Association, as successor to PNC Bank, National Association, as Trustee (the "Senior Trustee");

         (b) Subordinated Debt Securities of SunTrust (the "Subordinated Debt Securities") to be issued pursuant to that certain Indenture (the "Subordinated Indenture"), dated as of May 1, 1993, between SunTrust and J.P. Morgan Trust Company, National Association, as successor to Bank One, N.A and The First National Bank of Chicago, as Trustee (the "Subordinated Trustee");

         (c) Junior Subordinated Debt Securities of SunTrust (the "Junior Subordinated Debt Securities", and together with the Senior Debt Securities and the Subordinated Debt Securities, the "Debt Securities"), to be issued pursuant to that certain Indenture (the "Junior Subordinated Indenture"), dated as of November 14, 2001, between SunTrust and J.P. Morgan Trust Company, National Association, as successor to Bank One, N.A., successor to The First National Bank of Chicago, as Trustee (the "Junior Subordinated Trustee");

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         (d)      Contracts to purchase or sell (i) debt securities, or Common
                  Stock (as defined below), (ii) securities of an entity not affiliated with SunTrust, a basket of such securities, and index or indices of such securities or any combination of the securities listed in clauses (i) and (ii) of this paragraph,
                  (iii) currencies or (iv) commodities (the "Purchase
                  Contracts");

         (e) Units ("Units"), which are described as one or more of the Securities (as defined below), in any combination;

         (f) Warrants to purchase (i) debt securities, (ii) securities of one or more issuers, including Common Stock, other Securities or debt or equity securities of third parties, (iii) one or more currencies, one or more indices, or any other financial, economic or other measure or instrument, including a measure or instrument whose cash value is determined by reference to the occurrence or non-occurrence of any event or circumstance and (iv) combinations or subsets of the items described in clauses (ii) and (iii) of this paragraph ("Warrants");

         (g) Shares of Common Stock, par value $1.00 per share, of SunTrust (the "Common Stock"), that may be issued upon conversion, exercise or exchange of Debt Securities, Purchase Contracts, Units or Warrants;

         (h) Trust Preferred Securities representing beneficial ownership interests in the assets of each Trust (the "Trust Preferred Securities"), to be issued by the Trusts; and

         (i) The Guarantee by SunTrust of the obligations of each Trust under the Trust Preferred Securities, to be issued by the Trusts (the "Guarantees").

         The Debt Securities, Purchase Contracts, Units, Warrants, Common Stock and Guarantees are collectively referred to as the "Securities".

         In so acting, I have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as I have deemed necessary or appropriate to enable me to render the opinions set forth below. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies and, as to certificates of public officials, I have assumed the same to have been properly given and to be accurate.

         I have assumed that the execution and delivery of, and the performance of all obligations under, the Senior Indenture, the Subordinated Indenture, the Junior Subordinated Indenture and the Guarantee Agreement have been duly authorized by all requisite action by each party thereto (other than SunTrust), and that such documents are the valid and binding agreements of each party thereto (other than SunTrust) enforceable against each party thereto (other than SunTrust) in accordance with their respective terms.


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         This opinion is limited in all respects to the laws of the State of
Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, I am of the opinion that:

         (i) The Senior Indenture has been duly authorized, executed and delivered by SunTrust and constitutes the valid and binding obligation of SunTrust enforceable against SunTrust in accordance with its terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity;

         (ii) The Subordinated Indenture has been duly authorized, executed and delivered by SunTrust and constitutes the valid and binding obligation of SunTrust enforceable against SunTrust in accordance with its terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity;

         (iii) The Junior Subordinated Indenture has been duly authorized, executed and delivered by SunTrust and constitutes the valid and binding obligation of SunTrust enforceable against SunTrust in accordance with its terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity;

         (iv) The Senior Debt Securities, when the definitive terms and provisions thereof have been established and when executed and delivered by SunTrust and authenticated by the Senior Trustee under the Senior Indenture and delivered to and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of SunTrust enforceable against SunTrust in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity;

         (v) The Subordinated Debt Securities, when the definitive terms and provisions thereof have been established and when executed and delivered by SunTrust and authenticated by the Subordinated Trustee under the


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                  Subordinated Indenture and delivered to and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of SunTrust enforceable against SunTrust in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity,

         (vi) The Junior Subordinated Debt Securities, when the definitive terms and provisions thereof have been established and when executed and delivered by SunTrust and authenticated by the Junior Subordinated Trustee under the Junior Subordinated Indenture and delivered to and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of SunTrust enforceable against SunTrust in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity,

         (vii) The Purchase Contracts, when (a) the underwriting or similar agreement has been duly authorized, executed and delivered by the parties thereto, (b) the board of directors of SunTrust or a duly authorized committee thereof has taken all necessary corporate action to approve and establish the terms of the Purchase Contracts and to authorize and approve the issuance thereof and (c) the Purchase Contracts have been delivered and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of SunTrust enforceable against SunTrust in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity,

         (viii) The Units, when (a) the underwriting or similar agreement for the Units has been duly authorized, executed and delivered by the parties thereto, (b) the board of directors of SunTrust or a duly authorized committee thereof has taken all necessary corporate action to approve and establish the terms of the Units and to authorize and approve the issuance thereof and
                  (c) the Units have been delivered and paid for by the purchasers thereof, the Units will be validly issued and will constitute valid and binding obligations of SunTrust enforceable against SunTrust in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity,


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         (ix)     The Warrants, when (a) the warrant agreement has been duly authorized, executed and delivered by the parties thereto, (b) the board of directors of SunTrust or a duly authorized committee thereof has taken all necessary corporate action to approve and establish the terms of the Warrants and to authorize and approve the issuance thereof and (c) the Warrants have been delivered and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of SunTrust enforceable against SunTrust in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity,

         (x) Any shares of Common Stock, when issued and delivered upon conversion, exercise or exchange of Debt Securities, Purchase Contracts, Units or Warrants that were validly issued and enforceable, will be duly authorized and validly issued, fully paid and nonassessable shares of Common Stock.

         (xi) The Guarantees to be issued pursuant to the Guarantee Agreement, when the Guarantee Agreement has been duly executed and delivered by SunTrust and the Trustee, will be validly issued and will constitute valid and binding obligations of SunTrust enforceable against SunTrust in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity,

         This opinion is given as of the date hereof, and I assume no obligation to update this opinion to reflect any fact or circumstance that may hereafter come to my attention or any change in any law or regulation that may hereafter occur.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus that forms a part thereof. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                     Sincerely,

                                     /s/ Raymond D. Fortin
                                     -------------------------------------------
                                     Name:  Raymond D. Fortin
                                     Title: Senior Vice President, General
                                     Counsel and Corporate Secretary



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